Exhibit 15(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

      This Distribution Plan (the "Plan") was adopted by the Board of Trustees for FundManager Trust (the "Trust") on March 14, 1995 and amended and restated on June 13, 1995 and November 11, 1996.

      WHEREAS, the Trust is registered as an open-end management investment company under the Investment company Act of 1940 (the "Act") and is authorized to issue shares of beneficial interest in separate series (or sub-trusts)("Funds") which may be divided into one or more separate classes of shares of beneficial interest (a "Class"); and

      WHEREAS, the Trust employs Freedom Capital Management Corporation (the "Adviser") to render investment management services with respect to the Funds as the Trustees shall establish and designate from time to time; and

      WHEREAS, the Trust employs Freedom Distributors Corp., Edgewood Services, Inc., Tucker Anthony Incorporated and Sutro & Co. Incorporated (each a "Distributor" and collectively, the "Distributors") to distribute the shares of each Fund designated as the Financial Adviser Class of shares (the "Shares"); and

      WHEREAS, the Trust intends to reimburse the Distributors for (1) expenses incurred in connection with advertising and marketing the Shares and (2) payments to broker-dealers, banks and other financial institutions, or other intermediaries ("Service Organizations") for shareholder services and for services rendered in the distribution of the Shares and for the provision of certain shareholder services with respect to the Shares;

      WHEREAS, the Board of Trustees determined on June 13, 1995 to divide shares of the Funds existing as of such date into two classes, with the existing shares to be designated as the Financial Adviser Class shares.

      WHEREAS, the Board of Trustees determined to amend and restate this Plan to reflect the designation of the existing shares as Financial Adviser Class shares.

      WHEREAS, the Board of Trustees of the Trust has determined to adopt this Plan and has determined that there is a reasonable likelihood that the Plan will benefit the Financial Adviser Class shareholders; and

      NOW THEREFORE, the Trust adopts the Plan on the following terms and conditions:

      1. The Plan shall pertain to Financial Adviser Class shares of such Funds as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan ("Supplement").

      2. The Trust will reimburse the Distributors for costs and expenses incurred in connection with the distribution and marketing of the Shares and for to provision of certain shareholder services. Such distribution and shareholder servicing costs and expenses would include (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising, (ii) expenses of sales employees or agents of the Distributors, including salary, commissions, travel and related expense, (iii) payments to Service Organizations for services in connection with the provision of personal services and shareholder account maintenance services and the distribution of Shares, including fees calculated with reference to the average daily net asset value of Shares held by shareholders who have a brokerage or other service relationship with the Service Organization receiving such fees,
(iv) costs of printing prospectuses and other materials to be given or sent to prospective investors (including costs and fees incurred in registering, the Shares in the states in which it is to be sold) and (v) such other similar services as the Trustees determine to be reasonably calculated to result in the sale of Shares.

      The Distributors will be reimbursed for such costs, expenses or payments on a monthly basis, subject to an annual limit of the average daily net assets of the Shares of each Fund as shall be set forth with respect to a Fund in any Supplement to the Plan. Payments made out of or charged against the assets of the Shares of a Fund must be in reimbursement for distribution services rendered for or on behalf of the Shares of the Fund or for personal services or shareholder account maintenance services rendered to the Fund's financial Adviser Class shareholders. The Distributors may also receive and retain brokerage commissions with respect to portfolio transactions for the Fund to the extent not prohibited by the fund's Prospectus or Statement of Additional Information.

      3. As consideration for providing (or causing to be provided) personal services and shareholder account maintenance services, the Distributors may pay Service Organizations a fee at an annual rate up to 0.25% of the average daily net assets attributable to the Shares of a Fund for its then-current fiscal year, and be reimbursed therefore under the terms of this Plan.

      4. This Trust shall pay all costs and expenses in connection with preparation , printing and distribution of the Trust's prospectuses to current shareholders and the implementation and operation of the Plan.

      5. The Amendment and Restatement of the Plan shall not require shareholder approval with respect to a Fund whose shareholders previously voted to approve the Plan. The Plan shall not take effect with respect to Shares of a Fund until it has been approved by a vote of at lest a majority (as defined in the Act) of the Shares of the Fund had the Trustees have executed a Supplement as set forth in paragraph 1. With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to the Shares of a Fund if a majority of the shares of each Fund votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Trust.

      6. The Plan shall not take effect with respect to Shares of a Fund until it has been approved, together with any related Agreements and Supplements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreement.

      7. The Plan shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in paragraph 6.

      8. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement shall provide to the Trust's Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

      9. Any agreement related to the Plan shall be in writing and shall provide: (a) that such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of a Fund, on not more than 60 days' written notice to any other party to the agreement, and (b) that such agreement shall terminate automatically in the event of its assignment.

      10. The Plan may be terminated at any time, without payment of any penalty, with respect to each Fund, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of that Fund.

      11. The Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which a Fund may bear for distribution of Shares pursuant to the Plan shall be effective only upon approval by a vote of a majority of the shares of the Fund and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in paragraph 6 hereof.

      12. While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

      13. The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to paragraph 8 hereof for a period of not less than six years from the date of the Plan, the agreements or such report, as the case may be, the first two years of which shall be in an easily accessible place.


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                                FUNDMANAGER TRUST

                AMENDED AND RESTATED DISTRIBUTION PLAN SUPPLEMENT

                             AGGRESSIVE GROWTH FUND

      WHEREAS, FundManager Trust (the "Trust") is an open-end investment company organized as a Delaware business trust which consists of separate series (or sub-trusts) of shares of beneficial interest which may be divided into one or more classes of shares of beneficial interest as may be established and designated by the Trustees from time to time; and

      WHEREAS, the Trust has adopted a Master Distribution Plan ("Plan") which provides that the Plan shall pertain to the Financial Adviser Class shares ("Financial Adviser Class Shares") of such series as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

      WHEREAS, Aggressive Growth Fund (the "Fund") is a separate series of the Trust with a class of shares of beneficial interest designated as Financial Adviser Class Shares.

      NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

            1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf the Financial Adviser Class Shares of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

            2.    The term "Fund" as used in the Plan shall refer to the Fund;
and

            3. As provided in paragraph 2 of the Plan, the Distributors shall be reimbursed for such costs, expenses or payments as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.50% of the fund's average daily net assets attributable to its Financial Adviser Class Shares.

Adopted March 14, 1995 and amended and restated June 13, 1995 and November 11, 1996.

                                FUNDMANAGER TRUST

                AMENDED AND RESTATED DISTRIBUTION PLAN SUPPLEMENT

                                   GROWTH FUND

      WHEREAS, FundManager Trust (the "Trust") is an open-end investment company organized as a Delaware business trust which consists of separate series (or sub-trusts) of shares of beneficial interest which may be divided into one or more classes of shares of beneficial interest as may be established and designated by the Trustees from time to time; and

      WHEREAS, the Trust has adopted a Master Distribution Plan ("Plan") which provides that the Plan shall pertain to the Financial Adviser Class shares ("Financial Adviser Class Shares") of such series as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

      WHEREAS, Growth Fund (the "Fund") is a separate series of the Trust with a class of shares of beneficial interest designated as Financial Adviser Class Shares.

      NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

            1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf the Financial Adviser Class Shares of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

          2.   The term "Fund" as used in the Plan shall refer to the Fund; and

            3. As provided in paragraph 2 of the Plan, the Distributors shall be reimbursed for such costs, expenses or payments as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.50% of the fund's average daily net assets attributable to its Financial Adviser Class Shares.

Adopted March 14, 1995 and amended and restated June 13, 1995 and November 11, 1996.

                                FUNDMANAGER TRUST

                AMENDED AND RESTATED DISTRIBUTION PLAN SUPPLEMENT

                              GROWTH & INCOME FUND

      WHEREAS, FundManager Trust (the "Trust") is an open-end investment company organized as a Delaware business trust which consists of separate series (or sub-trusts) of shares of beneficial interest which may be divided into one or more classes of shares of beneficial interest as may be established and designated by the Trustees from time to time; and

      WHEREAS, the Trust has adopted a Master Distribution Plan ("Plan") which provides that the Plan shall pertain to the Financial Adviser Class shares ("Financial Adviser Class Shares") of such series as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

      WHEREAS, Growth & Income Fund (the "Fund") is a separate series of the Trust with a class of shares of beneficial interest designated as Financial Adviser Class Shares.

      NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

            1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf the Financial Adviser Class Shares of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

          2.   The term "Fund" as used in the Plan shall refer to the Fund; and

            3. As provided in paragraph 2 of the Plan, the Distributors shall be reimbursed for such costs, expenses or payments as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.50% of the fund's average daily net assets attributable to its Financial Adviser Class Shares.

Adopted March 14, 1995 and amended and restated June 13, 1995 and November 11, 1996.

                                FUNDMANAGER TRUST

                AMENDED AND RESTATED DISTRIBUTION PLAN SUPPLEMENT

                                    BOND FUND

      WHEREAS, FundManager Trust (the "Trust") is an open-end investment company organized as a Delaware business trust which consists of separate series (or sub-trusts) of shares of beneficial interest which may be divided into one or more classes of shares of beneficial interest as may be established and designated by the Trustees from time to time; and

      WHEREAS, the Trust has adopted a Master Distribution Plan ("Plan") which provides that the Plan shall pertain to the Financial Adviser Class shares ("Financial Adviser Class Shares") of such series as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

      WHEREAS, Bond Fund (the "Fund") is a separate series of the Trust with a class of shares of beneficial interest designated as Financial Adviser Class Shares.

      NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

            1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf the Financial Adviser Class Shares of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

          2.   The term "Fund" as used in the Plan shall refer to the Fund; and

            3. As provided in paragraph 2 of the Plan, the Distributors shall be reimbursed for such costs, expenses or payments as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.50% of the fund's average daily net assets attributable to its Financial Adviser Class Shares.

Adopted March 14, 1995 and amended and restated June 13, 1995 and November 11, 1996.

                                FUNDMANAGER TRUST

                AMENDED AND RESTATED DISTRIBUTION PLAN SUPPLEMENT

                            MANAGED TOTAL RETURN FUND

      WHEREAS, FundManager Trust (the "Trust") is an open-end investment company organized as a Delaware business trust which consists of separate series (or sub-trusts) of shares of beneficial interest which may be divided into one or more classes of shares of beneficial interest as may be established and designated by the Trustees from time to time; and

      WHEREAS, the Trust has adopted a Master Distribution Plan ("Plan") which provides that the Plan shall pertain to the Financial Adviser Class shares ("Financial Adviser Class Shares") of such series as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

      WHEREAS, Managed Total Return Fund (the "Fund") is a separate series of the Trust with a class of shares of beneficial interest designated as Financial Adviser Class Shares.

      NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

            1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf the Financial Adviser Class Shares of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

          2.   The term "Fund" as used in the Plan shall refer to the Fund; and

            3. As provided in paragraph 2 of the Plan, the Distributors shall be reimbursed for such costs, expenses or payments as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.50% of the fund's average daily net assets attributable to its Financial Adviser Class Shares.

Adopted March 14, 1995 and amended and restated June 13, 1995 and November 11, 1996.